UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 12, 2009

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4845 US Highway 271 N. Pittsburg, Texas 75686-0093
(Address of Principal Executive Offices and Zip Code)

Registrant's telephone number, including area code:  (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 12, 2009, Pilgrim's Pride Corporation (the "Company") entered into and signed the FY2009 Performance Bonus Plan (the "Performance Bonus Plan") of the Company.  The Performance Bonus Plan was previously approved by the United States Bankruptcy Court for the Northern District of Texas, Forth Worth Division.  The purpose of the Performance Bonus Plan is to advance the interests of the Company and its stockholders by establishing a direct relationship between the payment of cash bonuses to certain of the Company's officers and other key employees and the performance of the Company.

Participants in the Performance Bonus Plan may include the Company's chief executive officer, chief financial officer, executive vice presidents, senior vice presidents, vice presidents and certain other officers of the Company or other key employees of the Company and its subsidiaries, as determined by the Company's Compensation Committee.  Each participant employed by the Company or one of its subsidiaries immediately prior to the date the Company emerges from bankruptcy will be entitled to receive a cash bonus with respect to the Company's fiscal year ending September 26, 2009 (the "2009 Fiscal Year").  The amount of the cash bonus will be equal to (i) the amount of such participant's Bonus Factor (as defined below), divided by (ii) the sum of the Bonus Factors for all of the participants, multiplied by (iii) the sum of (A) $2.6 million if the Company's earnings before interest, taxes, depreciation, amortization and restructuring costs ("EBITDAR") for the third and fourth fiscal quarters combined of the 2009 Fiscal Year equals $225 million, plus (B) an amount equal to 4% of the excess of EBITDAR greater than $225 million, excluding extraordinary charges (in each case, as set forth on the Company's consolidated statements of income) for the third and fourth quarters of the 2009 Fiscal Year with respect to which the bonus is being calculated, plus (C) the aggregate amount of the payments that would become payable under the Key Employee Incentive Compensation Agreements (the "KEIC Agreements") and under the Company Performance Improvement Plan (the "PIP") assuming the performance criteria and conditions to payment were satisfied under such arrangements (the "Bonus Pool Amount").  In no event, however, will any cash bonus determined in accordance with the foregoing be less than 100% of a participant's Bonus Factor if the Company achieves $325 million in EBITDAR for the third and fourth fiscal quarters combined in the 2009 Fiscal Year.  Generally, a participant's "Bonus Factor" is equal to the target bonus percentage for the participant that is established by the Board of Directors of the Company multiplied by the amount of the participant's base salary accrued with respect to the 2009 Fiscal Year.

The Performance Bonus Plan is administered by the Company’s Compensation Committee.  The Compensation Committee retains the discretion to reduce, increase or eliminate the bonus payable to any participant and to pay bonuses in excess of the Bonus Pool Amount.  Bonuses awarded under the Performance Bonus Plan will be payable no later than March 15 of the calendar year immediately following the date the Company emerges from bankruptcy.  Any participant in the Performance Bonus Plan who also participates in the PIP or has entered into a KEIC Agreement with the Company will be eligible to receive a payment only under the plan or agreement that provides for the highest payment with respect to the 2009 Fiscal Year.

The foregoing is qualified in its entirety by reference to the Performance Bonus Plan attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.                        Financial Statements and Exhibits.

Exhibit
Number                                        Description

10.1	Pilgrim's Pride Corporation FY2009 Performance Bonus Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date:  October 12, 2009                                                                By:  /s/ Richard A. Cogdill____
               Richard A. Cogdill
               Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit
Number                                        Description

10.1	Pilgrim's Pride Corporation FY2009 Performance Bonus Plan.